Exhibit 99.1

Chemours Reaches Agreement with U.S. EPA to Resolve Claims Relating to PFAS

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The settlement resolves the federal government’s claims relating to discharge of PFAS compounds across three current operating sites, as well as certain environmental claims by the State of West Virginia.
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Chemours is expected to pay EPA and WVDEP a $22.5 million civil penalty over a three-year period, and fund $90 million in additional mitigation projects over the next 15 years to further reduce PFAS emissions and enhance certain existing off-site drinking water programs.
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The settlement recognizes that Chemours has already begun planning and implementing operational improvements and remedial measures at its facilities, and contains further actions the Company will take to mitigate future emissions and enhance existing programs.
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This settlement provides Chemours with greater clarity on future compliance requirements and actions to support long-term responsible manufacturing.

Wilmington, Del., June 24, 2026 – The Chemours Company (NYSE: CC) (the “Company”) today announced a settlement to resolve claims asserted by the U.S. Environmental Protection Agency (“EPA”) relating to PFAS discharges and other alleged non-compliance actions, primarily at the Company’s Washington Works, Fayetteville Works, and Chambers Works facilities. The West Virginia Department of Environmental Protection (“WVDEP”) is also a party to the settlement and joins in these releases.

The settlement agreement is the latest progress delivered under the Strengthening the Long Term pillar of Chemours’ Pathway to Thrive strategy, which includes the Company’s sustained efforts to address legacy PFAS and other environmental claims. The settlement also recognizes the significant work already completed or underway across Chemours’ sites to reduce emissions and strengthen processes.

Under the settlement, Chemours has agreed to pay EPA and WVDEP a $22.5 million civil penalty, of which $15 million was previously accrued. This civil penalty is expected to be paid in three annual installments in 2026, 2027 and 2028, beginning within 30 days of the court's approval of the Consent Decree containing the settlement. In addition, over the next 15 years, Chemours will fund $90 million in additional mitigation projects to further reduce PFAS emissions from the operating sites or drinking water projects. Such projects support Chemours responsible manufacturing practices and will help advance the Company’s Corporate Responsibility Commitment goal to reduce process emissions of fluorinated organic chemicals by 99% or more by 2030.

Further, the Company has also agreed to perform certain program and site-related actions as part of the settlement. This includes an expansion of the Company’s existing off-site drinking water programs in West Virginia, Ohio, and New Jersey to incorporate learnings from Chemours’ other off-site programs. The Company expects the expansion of the off-site drinking water programs will result in an increase to its existing environmental reserves.

Aligned with the Company’s Pathway to Thrive strategy, Chemours continues to focus on responsibly resolving outstanding environmental and regulatory matters with terms that improve site operating certainty and include payment and remediation commitments that are structured over time. The terms of the settlement, including a further description of claims released and not released, are set forth in a proposed Consent Decree, which remains subject to final court approval.

In connection with the settlement, Chemours has also reached a resolution with the West Virginia Rivers Coalition for less than $1 million to resolve its litigation that was commenced in 2024 under the Clean Water Act alleging exceedances of certain permitted discharge limits at the Company’s Washington Works facility.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers’ biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the NYSE under the symbol CC, Chemours has approximately 5,700 employees and 28 manufacturing sites and serves approximately 2,400 customers in approximately 110 countries. For more information, visit chemours.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the expected performance and impact of the cost-sharing arrangements by and between Chemours, Corteva and DuPont related to future eligible PFAS liabilities. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties including the outcome of the final court approval process for the Consent Decree, including any appeals, the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims, the extent and cost of ongoing remediation obligations and potential future remediation obligations, including performance of injunctive actions and mitigation projects under the Consent Decree, changes in laws and regulations applicable to PFAS chemicals, the performance by each of the parties of their respective obligations under the cost-sharing arrangement, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, Chemours’ ability to maintain an effective internal control over financial reporting and disclosure controls and procedures, changes in environmental regulations in the United States or other jurisdictions that affect demand for or adoption of the Company’s products, changes in regulations in the United States or other jurisdictions that could impose tariffs or additional costs on products we either sell or need to purchase, anticipated future operating and financial performance for the Company’s segments individually and the Company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, efforts to resolve outstanding or potential litigation, including claims related to legacy PFAS liabilities, plans for dividends, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, the Company’s ability to develop and commercialize new products or technologies and obtain necessary regulatory approvals, the Company’s ability to make acquisitions, integrate acquired businesses or assets into the Company’s operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements also may involve risks and uncertainties that are beyond the Chemours’ control. Matters outside our control, including general economic conditions, geopolitical conditions, global conflicts, changes in laws and regulations in the United States or other jurisdictions in which we operate, and global health events and weather events, have affected or may affect the Company’s business and operations and may or may continue to hinder the Company’s ability to provide goods and services to customers, cause disruptions in the Company’s supply chains such as through strikes, labor disruptions or other events, adversely affect the Company’s business partners, significantly reduce the demand for the Company’s products, adversely affect the health and welfare of the Company’s personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that the Company is unable to identify at this time or that the Company does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and the Annual Report on Form 10-K for the year ended December 31, 2025.

CONTACTS:

INVESTORS
Brandon Ontjes
Vice President, Head of Strategy & Investor Relations
+1.302.773.3309

investor@chemours.com

NEWS MEDIA
Cassie Olszewski
Media Relations & Reputation Leader
+1.302.219.7140
media@chemours.com